Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

Helport AI Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Primary Offering
Equity	Ordinary Shares, par value $0.0001 per share	457(g)	18,845,000	(2)	$11.50	(3)	$216,717,500	$0.00015310	$33,179.45
Secondary Offering
Equity	Ordinary Shares, par value $0.00001 per share	457(c)	974,097	(4)	$5.7846	(5)	$5,634,761.51	$0.00015310	$862.68
	Total Offering Amounts		19,819,097				$222,352,261.51		$34,042.13
	Total Fee Offsets								$32,095.15
	Total Fees Previously Paid								$0
	Net Fee Due								$1,946.98

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(2)	Represents 18,845,000 Ordinary Shares to be issued by the Registrant upon exercise of the Warrants to purchase 18,845,000 Ordinary Shares of the Company.

(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Warrants.

(4)	Represents 974,097 Ordinary Shares registered for resale by the Selling Shareholders identified in the Registration Statement, which include (1) an aggregate of 509,259 Ordinary Shares beneficially owned by certain PIPE Investors; and (2) 464,838 Ordinary Shares beneficially owned by certain Convertible Noteholders.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of Ordinary Share as reported on December 16, 2024, which was approximately $5.7846 per share.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated With Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(p))
Fee Offset Claim	Helport AI Limited	Form F-4(1)	333-276940	February 8, 2024			$32,095.15	Equity	Ordinary Shares issuable on exercise of Warrants	18,845,000	217,446,807.50
Fee Offset Sources	Helport AI Limited	Form F-4(1)	333-276940		February 8, 2024	$						$32,095.15

(1)	The Registrant previously registered 18,845,000 Ordinary Shares issuable upon the exercise of certain Warrants under a registration statement on Form F-4 (File No. 333-276940) (the “Prior Registration Statement”). None of these Warrants have been exercised and, consequently, none of the previously registered Ordinary Shares underlying such Warrants have been issued or sold under the Prior Registration Statement. The Registrant has terminated the offering that included these unissued Ordinary Shares under the Prior Registration Statement.